UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2004

MATRITECH, INC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)
1-12128	4-2985132

Commission File Number:	(I.R.S. Employer Identification No.)

330 Nevada Street, Newton, Massachusetts 02460 USA

(Address of Principal Executive Offices)        (Zip Code)
(Registrant’s telephone number, including area code)

(617) 928–0820

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On April 7, 2004, Matritech, Inc. announced information regarding reimbursement coverage for its NMP22®BladderChek® products and the projected market opportunity for such products in the United States and Germany.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

99.1     Press Release of Matritech, Inc. dated April 7, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on this 7th day of April, 2004.

MATRITECH, INC.

By: /s/ Stephen D. Chubb Name: Stephen D. Chubb Title: Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release issued by the registrant on April 7, 2004, relating to its NMP22® products